UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2005

ACTION PERFORMANCE COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Arizona	0-21630	86-0704792

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 South Hohokam Drive, Tempe, Arizona	85281

(Address of Principal Executive Office)	(Zip Code)

(602) 337-3700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 1.01. Entry Into a Material Definitive Agreement

     In connection with the hiring of David Riddiford, our Chief Financial Officer, and the promotion of Melodee Volosin to Chief Operating Officer, the Company agreed in principal that it would provide to each Mr. Riddiford and Ms. Volosin a change of control severance agreement, with the terms and conditions to be negotiated and finalized at a later date. Effective June 2, 2005, we entered into Change of Control Severance Agreements with David Riddiford and Melodee Volosin. The Change of Control Severance Agreements provide for the payment of severance benefits to these officers upon certain termination events following a change of control (as defined in the agreements). We also entered into a First Amendment to Employment Agreement with Fred Wagenhals, which provides for payment of his severance benefits in a lump sum (as opposed to installments, as provided in his original agreement) upon certain termination events following a change of control (as defined in the Employment Agreement). The purpose of these changes to Mr. Wagenhals' Employment Agreement was to conform the payment provisions to be consistent with the provisions contained in the Change of Control and Severance Agreements entered into with David Riddiford and Melodee Volosin.

     The description of the Change of Control Severance Agreements and First Amendment to Employment Agreement is not complete and is qualified in its entirety by the full text of such documents, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Change of Control Agreement Severance Agreement between David R. Riddiford and Action Performance Companies, Inc.

10.2	Change of Control Agreement Severance Agreement between Melodee L. Volosin and Action Performance Companies, Inc.

10.3	First Amendment to Employment Agreement between Fred W. Wagenhals and Action Performance Companies, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005

ACTION PERFORMANCE COMPANIES, INC.

/s/	David M. Riddiford

By:	David M. Riddiford
Chief Financial Officer, Secretary and Treasurer

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